HAYES WHEELS INTERNATIONAL, INC.
        $250,000,000
        11% Senior Subordinated Notes due 2006

        UNDERWRITING AGREEMENT

                                                          June 26, 1996

        CIBC WOOD GUNDY SECURITIES CORP.
        MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
        SALOMON BROTHERS INC
        c/o CIBC Wood Gundy Securities Corp.
        425 Lexington Avenue
        3rd Floor
        New York, New York  10017

        Ladies and Gentlemen:

                  Hayes Wheels International, Inc., a Delaware corpora-tion (the "Company"), and each of the Company's subsidiaries listed in Exhibit A hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Underwriters"), as set forth below.

                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters $250,000,000 aggregate principal amount of its 11% Senior Subordinated Notes due 2006 (the "Notes"). The obligations of the Company under the Indenture (as hereinafter defined) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Subsidiary Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated July 2, 1996, among the Company, Comerica Bank, a Michigan banking corporation, as trustee (the "Trustee"), and the Subsidiary Guarantors. The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

                  The Securities are being issued and sold in connec-tion with the merger (the "Merger") pursuant to the Merger Agreement (the "Merger Agreement"), dated as of March 28, 1996, between the Company and MWC Holdings, Inc., a Delaware corpora-tion ("Holdings"), pursuant to which Holdings will merge with and into the Company, and Motor Wheel Corporation, an Ohio corporation ("Motor") and a wholly owned subsidiary of Hold-ings, will become a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement (i) the outstanding capital stock of Holdings will be converted into 3,125,000 shares of newly issued common stock of the Company (the "New Common Stock") and warrants ("Warrants") to purchase 1,150,000 shares of New Common Stock and (ii) each outstanding share of the Company's common stock will be converted into the right to receive $28.80 in cash and one-tenth of one share of New Common Stock (collectively, the "Equity Issuance"). The time of consummation of the Merger is herein referred to as the "Effec-tive Time."

                  At the Effective Time, the Company, Motor and the Trustee will enter into a first supplemental indenture to the Indenture (the "Supplemental Indenture") pursuant to which Motor and the Motor Subsidiaries (as hereinafter defined) will become guarantors of the Notes.

                  In connection with the Merger, (i) Motor proposes to redeem (the "Redemption") all of its outstanding 11 1/2% Senior Notes due 2000 (the "Motor Notes") upon the terms and subject to the conditions set forth in the redemption notice to be dated the Closing Date (as hereinafter defined) prepared by Motor (the "Redemption Notice") and (ii) the Company has offered to purchase (the "Tender Offer") from the holders of its 9 1/4% Senior Notes due 2002 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated May 28, 1996 prepared by the Company in connection with the Tender Offer (as amended and supplemented, the "Offer to Purchase"), any and all of the outstanding Old Notes. Concurrently with the Tender Offer, the Company is soliciting consents (the "Consent Solici-tation") from holders of the Old Notes to amendments (the "Proposed Amendments") to certain of the provisions in the indenture governing the Old Notes (the "Old Indenture"), as described in the Offer to Purchase. After receipt of the required consents from the holders of the Old Notes, the Company and the trustee under the Old Indenture will enter into a supplemental indenture to give effect to the Proposed Amend-ments. Unless otherwise indicated the use of the term Tender Offer herein shall be deemed to include the Consent Solicitation.

                  The Merger, the Equity Issuance, the Redemption, the Tender Offer and the ongoing working capital needs of the Company will be financed by the (i) issuance and sale pursuant to the terms of subscription agreements (collectively, the "Subscription Agreements") of $200 million of preferred stock of the Company (the "Preferred Equity Issuance") to certain investors which, at the Effective Time, will be converted into shares of New Common Stock and Warrants to purchase New Common Stock (the "Preferred Equity Exchange"), (ii) the issuance of the Notes, (iii) the incurrence by the Company and the Subsid-iary Guarantors of senior secured bank financing pursuant to a credit agreement (the "Credit Agreement") by and among the Company and Motor and Canadian Imperial Bank of Commerce and Merrill Lynch Capital Corporation, as managing agents, and the other financial institutions party thereto, as lenders, provid-ing for term loan borrowings of up to $425 million and revolv-ing credit borrowings of up to $220 million.

                  The Merger Agreement and the documents entered into in connection therewith including, without limitation, the agreements attached thereto as exhibits, are herein collective-ly referred to as the "Merger Documents." This Agreement, the Securities and the Indenture are herein collectively referred to as the "Offering Documents." The Merger Documents, the Offering Documents, the Subscription Agreements, the Credit Agreement and all documents entered into or prepared in connec-tion with the Equity Issuance, the Redemption, the Tender Offer, the Preferred Equity Issuance and the Preferred Equity Exchange are herein collectively referred to as the "Transac-tion Documents."

                  The Merger, the issuance of the Securities, the Equity Issuance, the Redemption, the Tender Offer, the Pre-ferred Equity Issuance, the Preferred Equity Exchange and the transactions contemplated by the Subscription Agreements and the Credit Agreement are herein collectively referred to as the "Transactions."

                  2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with the Underwriters that:

                  (a)  A registration statement on Form S-3 (File
             No. 333-03813) with respect to the Securities, including a prospectus, subject to completion, has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promul-gated thereunder, the "Act") by the Issuers with respect to the Securities; and one or more amendments to such registration statement also have been so filed. After the execution of this Agreement, the Issuers will file with the Commission either (x) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act prior to the execution and delivery hereof, a prospectus in the form most recently included in an amendment to such registra-tion statement (or, if no such amendment shall have been filed, in such registration statement) with only such changes or insertions therein as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Under-writers or their counsel prior to the filing thereof and as to which the Underwriters shall not have reasonably objected; or (y) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act prior to the execution and delivery hereof, an amendment to such registration state-ment, including a form of final prospectus, a copy of which amendment has been furnished to and approved by the Underwriters or their counsel prior to the proposed filing thereof. As used in this Agreement, the term "Registra-tion Statement" means such registration statement, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus, subject to completion, filed with such registration statement or any amendment thereto (including the prospectus, subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 430A and Rule 424(b), if required, or, if no prospectus is required to be filed pursuant to Rule 430A or Rule 424(b), such term means the prospectus included in such Registration Statement, pro-vided that if a revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities that differs from the prospectus on file at the Commission at the time such Registration Statement becomes effective or as first filed under Rule 430A and Rule 424(b), the term "Prospectus" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement") then any reference herein to "Registration Statement" shall be deemed to include such Rule 462 Regis-tration Statement. All references in this Agreement to the Registration Statement, Preliminary Prospectus and Prospectus and to financial statements and schedules and other information that is "contained," "included," "set forth," "described in" or "stated" therein (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference therein; and all references in this Agreement to amendments or supplements to the Registration State-ment, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the "1934 Act"), that is or is deemed to be incorporated by reference therein.

                  (b) The Commission has not issued any order prevent-ing or suspending the use of any Preliminary Prospectus nor instituted any proceeding for such purpose. When the Registration Statement or any amendment thereto was or is declared effective, it (i) complied or will comply in all material respects with the requirements of the Act and
             (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Registration Statement becomes effective, the Indenture will have been qualified under and will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amend-ed (the "Trust Indenture Act"), and the rules and regula-tions of the Commission thereunder. The Prospectus, and any amendment or supplement thereto, on the date first filed with the Commission pursuant to Rule 424(b) (or if not filed, on the date first provided to the Underwriters in connection with the offering and sale of the Securi-
             ties) and on the Closing Date (i) complied or will comply in all material respects with the requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circum-stances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions in the Registration Statement or any amendment thereto or the Prospectus or any amend-ment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, or to the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee filed as an exhibit to the Registration Statement.

                  (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or becomes effective and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated there-in or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) Each of the Issuers, the Subsidiaries (as here-inafter defined) and, to the best knowledge of the Issu-ers, after due inquiry, Holdings, Motor and the Motor Subsidiaries (as hereinafter defined) has been and at and as of the Effective Time will be duly incorporated and each of the Issuers, the Subsidiaries and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries is and at and as of the Effective Time will be validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Prospectus and is and at and as of the Effective Time will be duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of any of the Issuers, the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor or the Motor Subsidiaries, taken as a whole (any such event a "Material Adverse Effect"); the Company had as of the date specified therein the authorized, issued and outstanding capitalization set forth in the Prospectus; except as set forth in Exhibit B-1 hereto, the Company does not have any subsidiaries (the "Subsidiaries") other than the Subsid-iary Guarantors and, to the best knowledge of the Company, after due inquiry, except as set forth in Exhibit B-2 hereto, Holdings and Motor do not have any subsidiaries (the "Motor Subsidiaries") or, in each case, own directly or indirectly any of the capital stock or other equity securities of any other person; all of the outstanding shares of capital stock of the Issuers and the Subsidiar-ies have been, and to the best knowledge of the Issuers, after due inquiry, all of the outstanding shares of capi-tal stock of Holdings, Motor and the Motor Subsidiaries have been, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiary Guarantors, the Subsidiaries, Motor and the Motor Subsidiaries, and except in connection with the Credit Agreement, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Act and the state securi-ties or "Blue Sky" laws); except as set forth in the Registration Statement and the Prospectus and except for the stock option to purchase 16.371 shares of Holdings common stock granted to Richard W. Tuley, no options, warrants or other rights to purchase from any Issuer or any Subsidiary or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor or any Motor Subsid-iary, agreements or other obligations of any Issuer or any Subsidiary or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor or any Motor Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any Issuer or any Subsidiary or Holdings, Motor or any Motor Subsidiary are outstanding; and, except for Varity Corporation and in connection with the Preferred Equity Issuance, no holder of securities of any Issuer or any Subsidiary or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor or any Motor Subsidiary is entitled to have such securities registered under the Registration Statement.

                  (e) The Securities have been duly and validly autho-rized by each of the Issuers for issuance and when execut-ed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accor-dance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuers, entitled to the bene-fits of the Indenture and enforceable against the Issuers in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity); each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Securities; and the Indenture has been duly and validly authorized by the Issuers and qualified under the Trust Indenture Act and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by
             (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether such enforce-ment is considered in a proceeding at law or in equity).

                  (f) Each of Motor and the Motor Subsidiaries has the requisite corporate power and authority to issue and deliver its Guarantee as provided in the Supplemental Indenture and to perform its obligations under the Inden-ture; the Guarantees of Motor and each of the Motor Sub-sidiaries to be endorsed on the Notes have been duly and validly authorized; the Supplemental Indenture has been duly and validly authorized by the Issuers, Motor and the Motor Subsidiaries.

                  (g) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, en-forceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general prin-ciples of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and
             (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) Each of the Issuers has and, to the best knowl-edge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries have, to the extent each is or will be a party thereto (whether or not by operation of law), all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents (other than the Offering Docu-ments); each of the Transaction Documents (other than the Offering Documents), to the extent each is or will be a party thereto, has been duly and validly authorized, executed and delivered by the Issuers and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries and each Transaction Document (other than the Offering Documents) constitutes a valid and legally binding agreement of the Issuers and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries enforceable against the Issuers and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries, in each case in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto) except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general prin-ciples of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and
             (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations; except as set forth in the Registration Statement and Prospectus, no consent, approv-al, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by the Issuers or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries to the extent each is or will be a party thereto (whether or not by operation of law), or to the consummation by the Issuers or, to the best knowledge of the Issuers, after due inquiry, Hold-ings, Motor and the Motor Subsidiaries of any of the transactions contemplated thereby, except to the extent contemplated by the Merger Agreement or as may be required and have been obtained under the Act, the Trust Indenture Act or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Underwriters; and none of the Issuers or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor or the Motor Subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regula-tion applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The execution, delivery and performance by the Issuers and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries to the extent each is a party thereto, of each of the Trans-action Documents, and the consummation by the Issuers and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries of the transac-tions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or consti-tute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any of the Issuers or the Subsidiaries is, or to the best knowledge of the Issuers, after due inquiry, any of Holdings, Motor and the Motor Subsidiaries is, a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect,
             (b) the certificate of incorporation or bylaws of any of the Issuers, the Subsidiaries, Holdings, Motor or the Motor Subsidiaries or (c) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Issuers or the Subsidiaries or, to the best knowl-edge of the Issuers, after due inquiry, Holdings, Motor or the Motor Subsidiaries or any of their respective proper-ties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (j) Each of the Transactions has been duly autho-rized by each of the Issuers and, to the best knowledge of the Issuers, after due inquiry, Holdings and Motor, to the extent each is or will be a party thereto.

                  (k) The audited consolidated financial statements and schedules of each of the Company and Holdings included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Pre-liminary Prospectus) present fairly the consolidated financial position, results of operations and cash flows of the Company and, in the case of Holdings, to the best knowledge of the Issuers, after due inquiry, of Holdings, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; the unaudited consoli-dated financial statements and the related notes of the Company and Holdings included in the Registration State-ment and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the consolidated financial position, results of operations and cash flows of the Company and, to the best knowledge of the Company, after due inquiry, Holdings, respectively at the dates and for the periods to which they relate, subject to year end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; to the best knowledge of the Company, after due inquiry, the summary and selected financial and statistical data included in the Registration Statement and the Prospectus (or, if the Prospectus is not in exis-tence, the most recent Preliminary Prospectus) present fairly the information shown therein and have been pre-pared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein; and each of KPMG Peat Marwick LLP and Ernst & Young LLP, which has examined certain of such financial statements and schedules as set forth in their reports included in the Registration State-ment and the Prospectus, is an independent public account-ing firm as required by the Act.

                  (l) (i) The pro forma financial statements and other
             pro forma financial information (including the notes thereto) included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) (A) have been prepared in accordance with applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act and (B) have been properly computed on the bases described therein;
             (ii) the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (m) Except as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Pre-liminary Prospectus), there is not pending or, to the best knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inqui-ry, Holdings, Motor or the Motor Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Issuers or the Subsidiaries or Holdings, Motor or the Motor Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the transactions described in the Prospectus under the captions "Use of Proceeds" and "The Transactions."

                  (n) The Issuers and the Subsidiaries and, to the best knowledge of the Issuers, after due inquiry, Hold-ings, Motor and the Motor Subsidiaries possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how
             (i) that are necessary to conduct their business as de-scribed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and
             (ii) the loss of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (o) None of the Issuers or the Subsidiaries has received and, to the best knowledge of the Issuers, after due inquiry, none of Holdings, Motor or the Motor Subsid-iaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of in-fringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (p) Each of the Issuers and the Subsidiaries has obtained and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries have obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as de-scribed therein, (i) the Issuers and the Subsidiaries have not incurred and, to the best knowledge of the Issu-ers, after due inquiry, Holdings, Motor and the Motor Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, and
             (ii) the Issuers and the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries, taken as a whole, have not purchased any of their respective outstanding capital stock, or, except for the Company's regular quarterly dividend, which has been declared but not paid, declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or other-wise.

                  (r) There are no contracts or other documents re-quired to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Act that have not been described or filed as required.

                  (s) None of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor or the Motor Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities, the Preferred Stock, the New Common Stock or the Warrants to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (t) Each of the Issuers and the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, each of Holdings, Motor and the Motor Subsidiar-ies has, good and marketable title to all real property described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Each of the Issuers and the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, each of Holdings, Motor and the Motor Subsidiar-ies has, filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than taxes due thereon or tax deficiencies which any Issuer or Subsidiary or, to the best knowledge of the Issuers, after due inquiry, any of Holdings, Motor or the Motor Subsid-iaries is contesting in good faith and for which any Issuer or Subsidiary or, to the best knowledge of the Issuers, after due inquiry, any of Holdings, Motor or the Motor Subsidiaries reasonably believes that it has provid-ed adequate reserves, has paid all taxes due thereon and there is no tax deficiency that has been asserted against any Issuer or Subsidiary or, to the best knowledge of the Issuers, after due inquiry, any of Holdings, Motor or the Motor Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

                  (v) (i) Immediately after the consummation of the
             Merger and the other transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contin-gent liabilities; and (ii) the Company is not, nor will it be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent it is a party thereto, and the consummation of the transac-tions contemplated thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) insolvent.

                  (w) (i) The Issuers have delivered to the Underwrit-
             ers a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no material amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Docu-ments since their date of execution or from the form in which any such Transaction Document has been delivered to the Underwriters; and (ii) there exists as of the date hereof (after giving effect to the transactions contem-plated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transac-tion Documents) under any of the Transaction Documents that would result in, individually or in the aggregate, a Material Adverse Effect or materially adversely effect the ability of the Company or Holdings to consummate the Merger and the other Transactions.

                  (x) Except as disclosed in the Registration State-ment or Prospectus (or, if the Prospectus is not in exis-tence, the most recent Preliminary Prospectus), and except as would not individually or in the aggregate have a Material Adverse Effect (A) each of the Issuers and the Subsidiaries is and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsid-iaries is, in compliance with all applicable Environmental Laws, (B) each of the Issuers and the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, Holdings, Motor and the Motor Subsidiaries has, made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their re-quirements, (C) there are no pending or, to the best knowledge of the Issuers, after due inquiry, threatened Environmental Claims against any of the Issuers or the Subsidiaries or Holdings, Motor or the Motor Subsidiaries and (D) none of the Issuers or the Subsidiaries and, to the best knowledge of the Issuers, after due inquiry, none of Holdings, Motor or the Motor Subsidiaries, has knowl-edge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against any of them or any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto.

                  For purposes of this Agreement, the following terms
             shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpreta-tion thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Issuers or the Subsidiaries or Holdings, Motor or the Motor Subsidiaries, relating to pollution or protection of the environment or health or safety or any chemical, material or substance, that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of responsibili-ty, information requests, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (y) None of the Issuers or the Subsidiaries and, to the best knowledge of the Issuers, after due inquiry, none of Holdings, Motor or the Motor Subsidiaries is required to register as an "investment company" or a company "con-trolled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (z) Except as stated in the Prospectus (or, if the Prospectus is not in existence, the most recent Prelimi-nary Prospectus) none of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inqui-ry, none of Holdings, Motor or the Motor Subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Underwriters).

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and condi-tions herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters severally agrees to purchase from the Company, at 97% of their principal amount, the respective aggregate principal amounts of the Notes set forth opposite their respective names on Exhibit C hereto. The obligations of the Underwriters under this Agreement are several and not joint. One or more certificates in definitive form for the Notes that the Underwriters have agreed to pur-chase hereunder, and in such denomination or denominations and registered in such name or names, as each Underwriter requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Compa-ny, against payment by or on behalf of the Underwriters, of the purchase price therefor by wire transfer of immediately avail-able funds net of the overnight cost of such funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom,
        919 Third Avenue, New York, New York 10022, at 12:00 p.m., New York time, on July 2, 1996, or at such date as the Underwriters and the Company may agree upon or as the Underwriters may determine pursuant to Section 7(i) hereof, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Underwriters at the offices in New York, New York of CIBC Wood Gundy Securities Corp. at least 24 hours prior to the Closing Date.

                  The Company hereby confirms its engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as, and Merrill Lynch hereby confirms its engagement with the Company to render services as, a "qualified independent under-writer" within the meaning of Rules 2720(b)(15)(A) through
        (b)(15)(G) of the Conduct Rules of the NASD with respect to the offering and sale of the Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

                  4. Offering by the Underwriters. After the Regis-tration Statement becomes effective, the Underwriters propose to offer for sale to the public the Securities at the price and upon the terms set forth in the Prospectus. The Underwriters will notify the Issuers when such offer and sale has been completed.

                  5. Certain Covenants. The Issuers jointly and severally covenant and agree with the Underwriters that:

             (i) Each of the Issuers will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective promptly. If, at the time that the Registra-tion Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the rules and regulations of the Commission under the Act, then immedi-ately following the execution of this Agreement, the Issuers will prepare, and thereafter the Issuers will file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the rules and regulations of the Commission under the Act, copies of an amended Prospectus relating to such Registration Statement, or, if required by such Rule 430A, a post-effective amendment to such Registration Statement (including an amended Prospectus), containing all information so omitted. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Issuers will comply with all requirements imposed by the Act, the Exchange Act and the Trust Indenture Act to the extent necessary to permit the continuance of sales or dealings in the Securities in accordance with the provisions hereof and of the Prospectus. The Issuers will give each Underwriter notice of their intention to file any amendment to the Regis-tration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Issuers propose for use by the Underwriters in connection with the offering of the Securities that differs from any prospectus on file at the Commission at the time the Registration Statement including such prospectus becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object or which is not in compliance with the Act. The Issuers will advise the Underwriters, promptly after they receive notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed.

             (ii) The Issuers will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of (a) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, (b) the suspension of the qualification of the Notes or the Guarantees for offering or sale in any juris-diction, (c) the institution, threatening or contemplation of any proceeding for any such purpose or (d) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. Each of the Issuers will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

             (iii) The Issuers will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities by the Underwriters; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

             (iv) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make such Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act and the Exchange Act, the Issuers shall (subject to Section 5(i)) forthwith amend or supplement such Prospectus so that, as so amended or supplemented, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply in all material respects with the Act and the Exchange Act, and the Issuers will furnish to the Underwriters, without charge, a reasonable number of copies of such amendment or supplement.

             (v) The Issuers will, without charge, provide (a) to each Underwriter and to counsel for the Underwriters a signed copy of each registration statement originally filed with respect to the Securities and each amendment thereto (in each case includ-ing exhibits thereto) and (b) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or Prospectus or any amendment or supplement thereto as the Underwriters may reason-ably request.

             (vi) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, a consoli-dated earning statement (in form complying with the provisions of Rule 158 of the rules and regulations of the Commission under the Act ("Rule 158")) covering a twelve-month period beginning not later than the first day of the fiscal quarter of the Company next following the "effective date" (as defined in Rule 158) of the Registration Statement, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Act.

             (vii) During the period of five years hereafter, the Company will furnish to the Underwriters (a) as soon as avail-able, a copy of each report or other communication (financial or otherwise) of the Company mailed to the Trustee or holders of the Notes, stockholders or filed with the Commission, and
        (b) from time to time such other information concerning the Company as you may reasonably request.

             (viii) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith) or if this Agree-ment shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

             (ix) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

             (x) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Issuers and the Subsidiaries, for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                  6. Expenses. Notwithstanding any termination of this Agreement (pursuant to Section 10 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Preliminary Prospec-tus, the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Notes and trustees' fees; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental "Blue Sky" memoranda, including filing fees and reasonable fees and disbursements of Cahill Gordon & Reindel, counsel to the Underwriters, relating thereto and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees, expenses and disburse-ments of counsel to the Underwriters relating to such registra-tion and qualification); (vi) the filing fees in connection with any filings required to be made with the National Associa-tion of Securities Dealers, Inc. (the "NASD") (including the reasonable fees and disbursements of counsel to the Underwrit-ers in respect thereof and in connection with obtaining an opinion of the NASD concerning the fairness of the terms and arrangements of the underwriting of the Securities); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; and (x) any fees charged by investment rating agencies for the rating of the Securities.

                  7.   Conditions of the Underwriters' Obligations.
        The several obligations of the Underwriters to purchase and pay for the Securities are subject to the accuracy of the represen-tations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Underwriters:

             (i) If the registration statement originally filed with respect to any of the Securities, or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, such registration statement or such amendment shall have been declared effective not later than 12:00 noon, New York City time, on the date on which the amendment to such registration statement originally filed with respect to such Securities, or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of such Securities has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriters; if required, the Pro-spectus and any amendment or supplement thereto shall have been filed in accordance with Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration State-ment or any amendment thereto or the qualification of the Indenture under the Trust Indenture Act shall have been issued and no proceedings for that purpose shall have been instituted or to the knowledge of the Issuers or the Underwriters, shall be threatened or contemplated by the Commission.

             (ii) None of the issuance and sale of the Securities pursuant to this Agreement, the Transactions or any other transactions contemplated by any of the Transaction Documents or the Prospectus shall be enjoined (temporarily or permanent-ly) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against you relating to the issuance of the Securities or the Underwriters' activities in connection therewith, the Transac-tions or any other transactions contemplated by any of the Transaction Documents or the Prospectus.

             (iii) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any develop-ment involving a prospective change, in or affecting the condition (financial or other), business, properties, pros-pects, net worth or results of operations of the Issuers, the Subsidiaries, Holdings, Motor and the Motor Subsidiaries, taken as a whole, not contemplated by the Prospectus that, in your opinion, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involv-ing any of the Issuers, Holdings or Motor or any of the respec-tive officers or directors of the Issuers, Holdings or Motor that makes any statement made in the Prospectus untrue or that, in the opinion of the Issuers and their counsel or the Under-writers and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements made therein not misleading.

             (iv) The Underwriters shall have received an opinion of counsel to the Issuers in form and substance satisfactory to the Underwriters and counsel to the Underwriters, dated the Closing Date, of each of (i) Skadden, Arps, Slate, Meagher & Flom, substantially in the form of Exhibit D-1 hereto, (ii) Altheimer & Gray substantially in the form of Exhibit D-2 hereto, (iii) Jones, Day, Reavis & Pogue substantially in the form of Exhibit D-3 hereto and (iv) Barry J. Miller, Esq. substantially in the form of Exhibit D-4 hereto.

             (v) The Underwriters shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Underwriters may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and infor-mation as they may reasonably request to pass upon such mat-ters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that its opinion is limited to matters of New York, Delaware corporate and federal law.

             (vi) The Underwriters shall have received, from KPMG Peat Marwick LLP, independent public accountants for the Issuers, and Ernst & Young LLP, independent public accountants for Holdings and Motor, "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Underwriters and Cahill Gordon & Reindel, counsel to the Underwriters.

             (vii) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all condi-tions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (viii) There shall not have been any change in the capital stock of the Issuers nor any material increase in the consolidated short-term or long-term debt of the Issuers from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or contemplated by the Transaction Documents and (b) the Issuers shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Issuers, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or contemplated by the Transaction Documents.

                  (ix) You shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and each Subsidiary Guarantor (or such other officers as are acceptable to you), to the effect that each of the conditions to closing set forth in this Section 7 have been satisfied.

                  (x) There shall have been no material amendments, alterations, modifications or waivers of any provisions of the Merger Agreement since the date of this Agreement; the Merger Agreement shall be in full force and effect; the certificate of merger with respect to the Merger shall have been cleared for filing by the Secretary of State of the State of Delaware and the Company shall be prepared to file the certificate of merger immediately after the closing of the sale of the Notes hereun-der; and the Merger shall occur immediately following the closing of the sale of the Notes by the Company hereunder.

                  (xi) The Underwriters shall have received from the Company a true and correct copy of the Credit Agreement, dated on or about the Closing Date, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Credit Agreement since the date of this Agreement; the Credit Agreement shall be in full force and effect; simultaneously with the closing of the sale of the Notes by the Company hereunder, the Company shall have borrowed not less than an aggregate of $425,000,000 in term loan borrowings and have available not less than an aggregate of $100,000,000 in revolving credit borrowings, in each case, pursuant to the Credit Agreement.

                  (xii) The Underwriters shall have received from the Company a true and correct copy of each of the Subscription Agreements and there shall have been no material amendments, alterations, modifications or waivers of any provisions of any of the Subscription Agreements since the date of this Agree-ment; each of the Subscription Agreements shall be in full force and effect; the Company shall have received gross pro-ceeds of not less than $200,000,000 from the Preferred Equity Issuance and the Preferred Equity Exchange shall have occurred simultaneously with the consummation of the Merger.

                  (xiii) Each of the Proposed Amendments, except for any change of control amendment, to the Old Notes shall have been approved by the requisite percentages of holders of Old Notes; simultaneously with the closing of the sale of the Notes by the Company, the Company shall have accepted for payment and have instructed the depositary with respect thereto to pay to the trustee under the indenture governing the Old Notes the pur-chase price for all Old Notes tendered pursuant to the Tender Offer.

                  (xiv) Motor shall have issued the Redemption Notice; simultaneously with the closing of the sale of the Notes by the Company, the Company shall have deposited funds sufficient to effect the Redemption.

                  (xv) The Merger shall have been approved on or before the Closing Date by the stockholders of each of the Company and Holdings.

                  (xvi) On the Closing Date, the Underwriters shall have received a letter, dated the Closing Date, from Houlihan Lokey Howard & Zukin, Inc. with respect to the solvency of the Issuers and the Subsidiaries in form, scope and substance reasonably satisfactory to the Underwriters.

                  (xvii) The Issuers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                       Any certificate or document signed by any officer of
             an Issuer and delivered to you or to counsel for the Underwrit-ers, shall be deemed a representation and warranty by such Issuer, to each Underwriter as to the statements made therein.

                       All such opinions, certificates, letters, schedules,
             documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reason-ably satisfactory in all material respects to the Underwriters and counsel to the Underwriters. The Issuers shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Underwriters shall reasonably request.

                       8. Indemnification and Contribution. (a)Each Issuer jointly and severally agrees to indemnify and hold harmless each Underwriter, and each person, if any, who con-trols either of the Underwriters within the meaning of Sec-tion 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Securities or any amend-ment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, execut-ed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                  (ii) the omission or alleged omission to state, in the registration statement or any amendment thereto, any Prelimi-nary Prospectus or the Prospectus or any amendment or supple-ment thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Underwriter and each such controlling person for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that none of the Issuers will be liable in any such case to an Underwriter or any controlling person of such Underwriter to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Underwriter specifically for use therein; and provided, fur-ther, that none of the Issuers will be liable to an Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amend-ment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter in reliance upon the Preliminary Prospectus but was not sent or given a copy of the Prospectus (as amended or supplemented) that was made available by the Issuers to such Underwriter at or prior to the written confirmation of the sale of the Securities to such person in any case where such deliv-ery of such Prospectus (as so amended or supplemented) is required by the Act, unless such failure to deliver such Prospectus (as amended or supplemented) was a result of noncom-pliance by the Issuers with Section 5(v)(b) of this Agreement. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. None of the Issuers will, without the prior written consent of the Underwriters, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Under-writers may be sought hereunder (whether or not the Underwrit-ers or any person who controls either of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriters and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                       (b) Each Issuer also jointly and severally agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities incurred as a result of the Independent Underwriter's participation as a "qualified independent under-writer" within the meaning of Rules 2720(b)(15)(A) through
             (b)(15)(G) of the Conduct Rules of the NASD in connection with the offering of the Securities, except for any losses, claims, damages, liabilities and judgments resulting from the Indepen-dent Underwriter's or such controlling person's willful miscon-duct or gross negligence.

                       (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Issuers, their respective directors, officers who signed the Registration Statement and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabili-ties (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Prelimi-nary Prospectus or the Prospectus or any amendment or supple-ment thereto, or any Application, or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application, in the light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written informa-tion furnished to any of the Issuers by or on behalf of such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by any of the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters will not, without the prior written consent of the Issuers, which shall not be unreasonably with-held or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by any of the Issuers may be sought hereunder (whether or not any of the Issuers or any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of any such Issuer and each such control-ling person from all liability arising out of such claim, action, suit or proceeding.

                       (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
             Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substan-tial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemni-fied party; provided, however, that if the defendants in any such action include both the indemnified party and the indemni-fying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to it and/or other indem-nified parties that are different from or additional to those available to any such indemnifying party then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnify-ing party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemni-fying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable and documented out-of-pocket costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being under-stood, however, that in connection with such action the indem-nifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or the Issuers in the case of paragraph (c) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (c), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indem-nifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. If indemnity is sought pursuant to paragraph (c) of this Section 8, then in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any neces-sary local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Under-writer, such counsel, which shall be reasonably acceptable to the Company, shall be designated in writing by the Independent Underwriter. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 8 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable under this Section 8 for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

                       (e) In circumstances in which the indemnity agree-ment provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabili-ties (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnify-ing party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses other than underwriting discounts and commissions) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the Underwriters on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Indepen-dent Underwriter in connection with the offering and sale of the Securities. The Issuers and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Underwriters on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), the Underwriters shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Underwriters under this Agreement, less the aggregate amount of any damages that the Underwriters have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudu-lent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each director of any of the Issuers, each officer of any of the Issuers who signed the Registration Statement and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Sec-tion 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

                       9. Survival Clause. The respective representa-tions, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investi-gation made by or on behalf of the Issuers, any of their respective officers or directors, the Underwriters or any controlling person referred to in Section 8 hereof and
             (ii) delivery of and payment for the Securities, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Underwriters and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                       10. Termination. (a) This Agreement may be termi-nated in the sole discretion of the Underwriters by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing
             Date:

                  (i) any of the Issuers or the Subsidiaries or Holdings, Motor or the Motor Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect on the business, condition (financial or other), proper-ties, prospects or results of operations of the Issuers, taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Issuers), in the business, condi-tion (financial or other), properties, prospects or results of operations of the Issuers, taken as a whole, except as de-scribed in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                  (ii) trading in securities generally on the New York or American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such ex-change;

                  (iii) a banking moratorium shall have been declared by New York or United States authorities; or

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power,
             (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any material change in the financial markets of the United States that, in the sole judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

                       (b)  Termination of this Agreement pursuant to this
             Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

                       11. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to the Under-writers c/o CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention:
             Walter F. McLallen, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq. If sent to the Company or any of the Subsidiary Guarantors, shall be mailed, delivered or telegraphed and confirmed in writing, to c/o Hayes Wheels International, Inc., 38481 Huron River Drive, Romulus, Michigan 48174, Attention:
             General Counsel and with a copy to Skadden, Arps, Slate, Meagher & Flom, One Rodney Square, Wilmington, Delaware 19801,
             Attention:  Robert B. Pincus, Esq.

                       12. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters and each of the Issuers and their respective successors and legal representa-tives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that
             (i) the indemnities of the Issuers contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Underwriters within the meaning of
             Section 15 of the Act or Section 20 of the Exchange Act and
             (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the direc-tors of the Issuers, their respective officers who have signed the Registration Statement and any person or persons who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Underwriters will be deemed a successor because of such purchase.

                       13. Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

                       14. Information Supplied by the Underwriters. The statements set forth in the last paragraph on the front cover page of the Prospectus and in the first, third and fifth paragraphs under the heading "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Issuers for purposes of Section 2(b) hereof.

                       15. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

                       16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

                       17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       If the foregoing correctly sets forth our understand-
             ing, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Underwriters.

                                 Very truly yours,

                                 HAYES WHEELS INTERNATIONAL, INC.,
                                   a Delaware corporation

                                 By: /s/ William D. Shovers
                                    --------------------------------
                                     Name:  William D. Shovers
                                     Title: Vice President and Chief
                                            Financial Officer

                                 HAYES WHEELS INTERNATIONAL-CALIFORNIA, INC.,
                                   a Delaware corporation

                                 By: /s/ William D. Shovers
                                    --------------------------------
                                     Name:  William D. Shovers
                                     Title: Vice President and Chief
                                            Financial Officer

                                 HAYES WHEELS INTERNATIONAL-GEORGIA, INC.,
                                   a Delaware corporation

                                 By: /s/ William D. Shovers
                                    --------------------------------
                                     Name:  William D. Shovers
                                     Title: Vice President and Chief
                                            Financial Officer

                                 HAYES WHEELS INTERNATIONAL-INDIANA, INC.,
                                   a Delaware corporation

                                 By: /s/ William D. Shovers
                                    --------------------------------
                                     Name:  William D. Shovers
                                     Title: Vice President and Chief
                                            Financial Officer

                                 HAYES WHEELS INTERNATIONAL-MEXICO, INC.,
                                   a Delaware corporation

                                 By: /s/ William D. Shovers
                                    --------------------------------
                                     Name:  William D. Shovers
                                     Title: Vice President and Chief
                                            Financial Officer

                                 HAYES WHEELS INTERNATIONAL-MICHIGAN, INC.,
                                   a Michigan corporation

                                 By: /s/ William D. Shovers
                                    --------------------------------
                                     Name:  William D. Shovers
                                     Title: Vice President and Chief
                                            Financial Officer


             The foregoing Agreement is hereby
             confirmed and accepted as of the
             date first above written.

             CIBC WOOD GUNDY SECURITIES CORP.

             By: /s/ Walter F. McLallen
                _________________________________
                 Name:  Walter F. McLallen
                 Title: Managing Director

             MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED

             By: /s/ Chantal D. Simon
                _________________________________
                 Name:  Chantal D. Simon
                 Title: Authorized Signatory

             SALOMON BROTHERS INC

             By: /s/ Brian E. Kasser
                 _________________________________
                 Name:  Brian E. Kasser
                 Title: Associate


                                                                   Exhibit A

             Subsidiary Guarantors

             Hayes Wheels International-California, Inc.

             Hayes Wheels International-Georgia, Inc.

             Hayes Wheels International-Indiana, Inc.

             Hayes Wheels International-Mexico, Inc.

             Hayes Wheels International-Michigan, Inc.



                                                                   Exhibit B

             B-1. Other Subsidiaries of the Company

             HWI (Europe), Limited

             Hayes Wheels, S.p.A

             Kelsey-Hayes de Espana, S.A.

             Hayes Wheels International-China, Inc.

             Cromodora S.p.A

             Ruedas de Venezuela, S.A. de C.V.

             Hayes Wheels Autokola NH, as

             Hayes Wheels de Mexico, S.A. de C.V.

             Central Manufacturing Company

             Reliable Transportation Components Inc.

             B-2. Motor Subsidiaries

             AMW Holdings, Inc.

             MWC Acquisition Sub, Inc.

             Motor Wheel Corporation of Canada Ltd.

             Motor Wheel de Mexico SA de CV

             Aluminum Wheel Technology Inc.


                                                                 Exhibit C

                                                          Principal Amount
             Underwriter                                      of Notes

             CIBC Wood Gundy Securities Corp.             $137,500,000

             Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated                       87,500,000

             Salomon Brothers Inc                           25,000,000

             Total                                        $250,000,000


                                                                 Exhibit D-1

                 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom

                       Opinion, dated the Closing Date and addressed to the
             Underwriters, of Skadden, Arps, Slate, Meagher & Flom, counsel to the Issuers, to the effect that:

                       (i) The Securities have been duly and validly autho-rized by each of the Issuers other than Hayes Wheels Inter-national-Michigan, Inc. (the "Delaware Issuers") and when executed by the Delaware Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accor-dance with the terms of the Underwriting Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Delaware Issuers, entitled to the benefits of the Indenture and enforceable against the Delaware Issuers in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent con-veyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                      (ii) Each of the Delaware Issuers has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture and the Securities; the Indenture has been duly and validly autho-rized by the Delaware Issuers and qualified under the Trust Indenture Act and, when executed and delivered by the Delaware Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Delaware Issuers, enforce-able against the Delaware Issuers in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Supplemental Indenture has been duly and validly authorized by the Delaware Issuers.

                     (iii) Each of the Delaware Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement. The Underwriting Agreement has been duly and validly autho-rized by the Delaware Issuers and, when executed and deliv-ered by the Delaware Issuers, will constitute a valid and legally binding agreement of the Delaware Issuers, enforce-able against the Delaware Issuers in accordance with its terms except (i) that the enforcement thereof may be limit-ed by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general princi-ples of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                      (iv) No Governmental Approval is required for the performance by the Delaware Issuers of their respective obligations under the Offering Documents or the consumma-tion of the transactions contemplated thereby relating to the Securities.

                            As used in this opinion, (a) the term "Applicable
                  Laws" means only the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than federal and state securities laws, the Trust Indenture Act and the rules and regulations of the National Association of Securities Dealers, Inc.) without having made any special investigation as to the applicability of any specific law, rule or regulation except as specified herein; (b) the term "Governmental Authorities" means any Delaware, New York or federal executive, legislative, judicial, administrative or regulatory body; and (c) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, quali-fication or registration with, any Governmental Authority pursuant to Applicable Laws.

                       (v) The execution, delivery and performance by the Delaware Issuers of each of the Offering Documents and the Credit Agreement and the consummation by the Delaware Issuers of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate or conflict with the certificate of incorporation or bylaws of any of the Delaware Issuers.

                      (vi) Each of the Transactions has been duly authorized by each of the Delaware Issuers, to the extent each is or will be a party thereto, and the Merger has been approved by the stockholders of the Company; the Certificate of Merger when filed with the Secretary of State of the State of Delaware will render the Merger effective.

                     (vii) Upon consummation of the Merger, the obligations of Holdings under the Transaction Documents to which Hold-ings is a party will become the obligations of the Company at and as of the Effective Time.

                    (viii) The statements set forth under the captions "Description of the Notes" and "Description of the Credit Agreement" in the Prospectus and the Registration State-ment, insofar as such statements purport to summarize legal documents or statements of law or legal conclusions are accurate summaries in all material respects and the Inden-ture and the Securities conform in all material respects to the descriptions thereof thereunder.

                      (ix) None of the Issuers or the Subsidiaries is re-quired to register as an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                       (x) Neither the consummation of the transactions contemplated by the Underwriting Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                      (xi) (a) The Registration Statement, as of its effec-tive date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, except that in each case we express no opinion as to the financial state-ments, schedules and other financial and statistical data included therein or excluded therefrom, or the Statement of Eligibility and Qualification of the Trustee on Form T-1, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except to the extent referred to in paragraph (viii) above, and (b) the Indenture appears on its face to be appropriately respon-sive in all material respects to the requirements of the Trust Indenture Act.

                       We have been advised by the Commission that the
             Registration Statement and all post-effective amendments, if any, have been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in a manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceedings for that purpose have been instituted or threat-ened, by the Commission.

                       In addition, we have participated in conferences with
             officers and other representatives of the Issuers, Holdings and Motor, representatives of the independent public accountants and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus or the documents incorporated by reference therein (except as indicated in clause (viii) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of each of the Issuers, Holdings and Motor) no facts have come to our attention that have caused us to believe that either the Registration Statement at the time it became effective, or any post-effective amendment thereto as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Pro-spectus as of its respective date and as of the Closing Date, or any amendment or supplement thereto as of its respective date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on or belief with respect to the financial state-ments or other financial and statistical data or information included or incorporated by reference in the Registration Statement or Prospectus or the exhibits to the Registration Statement, including the Statement of Eligibility and Qualifi-cation of the Trustee on Form T-1).

                                                                 Exhibit D-2

                           Form of Opinion of Altheimer & Gray

                       Opinion, dated the Closing Date and addressed to the
             Underwriters, of Altheimer & Gray, counsel to the Issuers, to the effect that:

                       We have participated in conferences with officers and
                  other representatives of the Issuers, Holdings and Motor, representatives of the independent public accountants and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registra-tion Statement or Prospectus or the documents incorporated by reference therein and have not made any independent check or verification thereof, on the basis of the forego-ing (relying as to materiality to a large extent upon the statements of officers and other representatives of each of the Issuers, Holdings and Motor) no facts have come to our attention that have caused us to believe that either the Registration Statement at the time it became effec-tive, or any post-effective amendment thereto as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its respective date and as of the Closing Date, or any amendment or supplement thereto as of its respective date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on or belief with respect to the financial state-ments or other financial and statistical data or informa-tion included or incorporated by reference in the Regis-tration Statement or Prospectus or the exhibits to the Registration Statement, including the Statement of Eligi-bility and Qualification of the Trustee on Form T-1).

                                                                 Exhibit D-3

                      Form of Opinion of Jones, Day, Reavis & Pogue

                       Opinion, dated the Closing Date and addressed to the
             Underwriters, of Jones, Day, Reavis & Pogue, counsel to Hold-ings, to the effect that:

                       (i) Each of Holdings and Motor has been duly incor-porated and is validly existing in good standing, as a corporation under the laws of its jurisdiction of incorpo-ration, with the requisite corporate power and authority to own its properties and conduct its business as de-scribed in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except when the failure to be so qualified would not, individually or in the aggregate, have a Mate-rial Adverse Effect; the outstanding shares of capital stock of Holdings and Motor have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encum-brances, equities and restrictions on transferability (other than those imposed by the Act and the state securi-ties or "Blue Sky" laws); to the best of our knowledge, except as set forth in the Registration Statement and Prospectus, no options, warrants or other rights to pur-chase from Holdings or Motor, agreements or other obliga-tions of Holdings or Motor, to issue or other rights to cause Holdings or Motor, to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in Holdings or Motor are outstanding.

                      (ii) Motor has all requisite corporate power and authority to issue and deliver its Guarantee as provided in the Supplemental Indenture and to perform its obliga-tions under the Indenture; the Guarantee of Motor to be endorsed on the Notes has been duly and validly autho-rized; and the Supplemental Indenture has been duly and validly authorized by the Motor.

                     (iii) Neither Holdings or Motor is (a) in violation of its certificate of incorporation or bylaws, (b) in viola-tion of any statute, judgment, decree, order, rule or regulation applicable to any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect or (c) in breach of or in default under any of the Offering Documents or any other contract, indenture, mortgage, deed of trust, loan agree-ment, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which breach or default would individually or in the aggregate, have a Material Adverse Effect.

                      (iv) The execution, delivery and performance by Motor of the Supplemental Indenture and the consummation by Motor of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, con-flict with or constitute or result in a breach of or a default under (or an event that with notice or lapse of time, or both, would constitute a breach of or a default under) any of (x) the terms or provisions of any inden-ture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or agreement or in-strument known to us to which Motor is a party or to which any of its properties or assets are subject, (y) the certificate of incorporation or bylaws of Motor or (z) to the best of our knowledge (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to Motor or any of its properties or assets, which viola-tion, conflict, breach or default would, individually or in the aggregate, have any Material Adverse Effect.

                       (v) Each of the Transactions has been duly autho-rized by each of Holdings and Motor to the extent each is or will be a party thereto, and the Transactions have been approved by the stockholders of Holdings.

                      (vi) Except as described in the Prospectus and Regis-tration Statement, we do not know of any legal or govern-mental proceedings pending or threatened to which any of Holdings or Motor is a party or to which the respective properties or assets of Holdings or Motor are subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Underwriters or the consummation of the transac-tions described in the Prospectus under the captions "Use of Proceeds" or "The Transactions".

                     (vii) To the best of our knowledge, each of Holdings and Motor has obtained all licenses, permits, franchise and other governmental authorizations the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

                    (viii) Neither Holdings nor Motor is required to regis-ter as an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                                                                 Exhibit D-4

                         Form of Opinion of Barry J. Miller, Esq.

                       Opinion, dated the Closing Date and addressed to the
             Underwriters, of Barry J. Miller, Esq., Associate General Counsel to the Company, to the effect that:

                       (i) Each of the Issuers has been duly incorporated and is validly existing in good standing, as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in all other juris-dictions where the ownership or leasing of its properties or the conduct of its business requires such qualifica-tion, except when the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; the outstanding shares of capital stock of the Issuers and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiary Guarantors and the Subsidiaries, except in connection with the Credit Agreement, are owned free and clear of all liens, encum-brances, equities and restrictions on transferability (other than those imposed by the Act and the state securi-ties or "Blue Sky" laws); to the best of my knowledge, except as set forth in the Registration Statement and Prospectus, no options, warrants or other rights to pur-chase from any Issuer or any Subsidiary or, agreements or other obligations of any Issuer or any Subsidiary to issue or other rights to cause the Company, to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in any Issuer or any Subsidiary are outstanding; and, except for Varity Corpo-ration and in connection with the Preferred Equity Issu-ance, no holder of securities of any Issuer or any Subsid-iary is entitled to have such securities registered under the Registration Statement.

                      (ii) The Securities have been duly and validly autho-rized by Hayes Wheels International-Michigan, Inc. ("HWIM") and when executed by HWIM and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwrit-ers in accordance with the terms of the Underwriting Agreement, will have been duly executed, issued and deliv-ered and will constitute valid and legally binding obliga-tions of HWIM, entitled to the benefits of the Indenture and enforceable against HWIM in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights general-ly, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                     (iii) HWIM has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture and the Securities; the Indenture has been duly and validly authorized by HWIM and qualified under the Trust Indenture Act and, when executed and delivered by HWIM (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of HWIM, enforceable against HWIM in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, morato-rium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Supplemental Indenture has been duly and validly authorized by HWIM.

                      (iv) HWIM has the requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement. The Underwriting Agree-ment has been duly and validly authorized by HWIM and, when executed and delivered by HWIM, will constitute a valid and legally binding agreement of HWIM, enforceable against HWIM in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is consid-ered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                       (v) No consent, approval, authorization or order of any governmental agency or body, or to the best of my knowledge, any court, is required for the performance of any of the Offering Documents or any of the agreements contemplated thereby or delivered in connection therewith, or the consummation of the transactions contemplated thereby, except such as may be required and have been obtained as described in the Prospectus or under the Act, the Trust Indenture Act or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities.

                      (vi) None of the Issuers or the Subsidiaries is (a) in violation of its certificate of incorporation or by-laws, (b) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of its proper-ties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect or (c) in breach of or in default under any of the Offering Docu-ments or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which breach or default would individually or in the aggregate, have a Material Adverse Effect.

                     (vii) The execution, delivery and performance by the Issuers, to the extent each is a party thereto, of each of the Offering Documents and the Credit Agreement and the consummation by the Issuers of the transactions contem-plated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that with notice or lapse of time, or both, would constitute a breach of or a default under) any of the terms or provi-sions of (a) the certificate of incorporation or bylaws of HWIM, (b) any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or agreement or instrument to which any of the Issuers or the Subsidiaries is a party or to which any of their respec-tive properties or assets are subject or (c) to the best of my knowledge (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judg-ment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the Issuers or the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have any Material Adverse Effect.

                    (viii) Except as described in the Prospectus and Regis-tration Statement, there are no legal or governmental proceedings pending or threatened to which any of the Issuers or the Subsidiaries is a party or to which the respective properties or assets of the Issuers or the Subsidiaries are subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Underwriters or the consummation of the transactions described in the Prospectus under the captions "Use of Proceeds" or "The Transactions"; and no contract, agreement or other docu-ment is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described there-in or filed as required.

                      (ix) Each of the Transactions has been duly autho-rized by HWIM to the extent it is or will be a party thereto.

                       (x) Each document filed pursuant to the Act (other than the financial statements and schedules included therein) and incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus complied when so filed as to form in all material respects with the Act.